Exhibit 21.1

ATLAS CORP.

SUBSIDIARIES

COMPANY NAME	INCORPORATION JURISDICTION	OWNERSHIP
Seaspan Holdco V Ltd.	Marshall Islands	Atlas Corp. owns 100%